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                                                                    EXHIBIT 23.3


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of Hyperion Solutions Corporation (formerly Arbor Software Corporation) (Form S-8
No. 333-     ) pertaining to the Hyperion Solutions Corporation 1995 Stock
Option/Stock Issuance Plan, Hyperion Solutions Corporation Employee Stock Purchase Plan, Pillar Corporation 1988 Stock Option Plan, Hyperion Software Corporation 1989 Stock Option Plan, Hyperion Software Corporation 1991 Stock Plan, Hyperion Software Corporation 1991 Non-employee Director Stock Option Plan, Pillar Corporation 1992 Long Term Equity Incentive Plan, Hyperion Software Corporation Stock Options Granted Pursuant to Employment, Consulting and Option Agreement with James A. Perakis and Craig Schiff, and the Hyperion Software Corporation 1991 Employee Stock Purchase Plan, of our report dated July 17, 1997 with respect to the consolidated financial statements and schedule of Hyperion Software Corporation, included in Form 8-KA of Hyperion Solutions Corporation filed with the Securities and Exchange Commission on June 25, 1998.


                                                    /s/ ERNST & YOUNG
                                                    -----------------
                                                    ERNST & YOUNG


Stamford, Connecticut
August 24, 1998